CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-176244) and Form S-8 (Nos. 333-52277, 333-120508, 333-124910, 333-143670, 333-160389, 333-160392, 333-168124, 333-176204) of Progenics Pharmaceuticals, Inc. of our report dated March 15, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 15, 2012